UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices including zip code)

(920) 684-4410

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 28, 2009, The Manitowoc Company, Inc. (the “Company”) modified its asset receivables securitization facility to, among other things, increase the limit of that facility from $105 million to $125 million and to add two of its subsidiaries, Frymaster L.L.C. and Welbilt Walk-Ins, LP, as originators under that facility.

In connection with the modification, the Company and its subsidiary, Manitowoc Funding, LLC, entered into Amendment No. 5 to Amended and Restated Receivables Purchase Agreement (the “Amendment”), which further amends that certain Amended and Restated Receivables Purchase Agreement, dated as of December 21, 2006, by and among the Company, Manitowoc Funding, LLC, Hanover Funding Company LLC and Norddeutsche Landesbank Girozentrale.

The foregoing description of the modification to the Company’s asset receivables securitization facility does not purport to be complete and is qualified in its entirety by reference to the Amendment, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1

Form of Amendment No. 5 to Amended and Restated Receivables Purchase Agreement among Manitowoc Funding, LLC, as Seller, The Manitowoc Company, Inc., as Servicer, Hannover Funding Company, LLC, as Purchaser, and Norddeutsche Landisbank Girozentrale, as Agent, dated as of September 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.

DATE: September 30, 2009	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description
10.1

Form of Amendment No. 5 to Amended and Restated Receivables Purchase Agreement among Manitowoc Funding, LLC, as Seller, The Manitowoc Company, Inc., as Servicer, Hannover Funding Company, LLC, as Purchaser, and Norddeutsche Landisbank Girozentrale, as Agent, dated as of September 28, 2009